Offer To Purchase For Cash
All Outstanding Shares of Common Stock
of
PETROHAWK ENERGY CORPORATION
at
$38.75 Net Per Share
Pursuant to the Offer to Purchase dated July 25, 2011
by
NORTH AMERICA HOLDINGS II INC.,
a wholly owned subsidiary of
BHP BILLITON PETROLEUM (NORTH AMERICA) INC.,
a wholly owned subsidiary of

BHP BILLITON LIMITED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF FRIDAY, AUGUST 19, 2011, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

July 25, 2011

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated July 25, 2011 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by North America Holdings II Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of BHP Billiton Petroleum (North America) Inc., a Delaware corporation (“Parent”) and a wholly owned subsidiary of BHP Billiton Limited, a corporation organized under the laws of Victoria, Australia (“BHP Billiton Limited”) to purchase all outstanding shares of common stock, par value $0.001 per share (“Shares”), of Petrohawk Energy Corporation, a Delaware corporation (“Petrohawk”), at a purchase price of $38.75 per Share, net to the seller in cash (the “Offer Price”), without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

Also enclosed is a letter to stockholders of Petrohawk from the Chief Executive Officer of Petrohawk, accompanied by Petrohawk’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF PETROHAWK UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES INTO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for the Offer is $38.75 per Share, net to you in cash, without interest, less any required withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of July 14, 2011 (as it may be amended or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among BHP Billiton Limited, Parent, Purchaser and Petrohawk, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of the few remaining applicable conditions set forth therein, Purchaser will merge with and into Petrohawk (the “Merger”), with Petrohawk continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares then owned by Parent, Petrohawk or any of their respective direct or indirect wholly owned subsidiaries, in each case other than on behalf of third parties, and (ii) Shares that are held by any stockholders who properly demand appraisal in connection with the Merger as described in Section 17 of the Offer to Purchase) will cease to be issued and outstanding, will be cancelled, will cease to exist and will be converted into the right to receive an amount in cash equal to the Offer Price, without interest, less any applicable withholding taxes.

4. After careful consideration, the board of directors of Petrohawk has unanimously (1) approved, and declared advisable, the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, upon the terms and subject to the conditions set forth therein, (2) determined that the Merger Agreement and such transactions are fair to, and in the best interests of, Petrohawk and its stockholders and (3) recommended that Petrohawk’s stockholders accept the Offer, tender their Shares into the Offer and, to the extent required by applicable law, adopt the Merger Agreement.

5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of Friday, August 19, 2011, unless the Offer is extended.

6. The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase, including there being validly tendered in accordance with the terms of the Offer and not withdrawn prior to the Expiration Date a number of Shares that represents at least a majority of the outstanding Shares on a fully diluted basis as of the Expiration Date.

7. Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
PETROHAWK ENERGY CORPORATION
at
$38.75 NET PER SHARE
Pursuant to the Offer to Purchase dated July 25, 2011
by
NORTH AMERICA HOLDINGS II INC.,
a wholly owned subsidiary of
BHP BILLITON PETROLEUM (NORTH AMERICA) INC.,
a wholly owned subsidiary of
BHP BILLITON LIMITED

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 25, 2011 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by North America Holdings II Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of BHP Billiton Petroleum (North America) Inc., a Delaware corporation and a wholly owned subsidiary of BHP Billiton Limited, a corporation organized under the laws of Victoria, Australia, to purchase all outstanding shares of common stock, par value $0.001 per share (“Shares”), of Petrohawk Energy Corporation, a Delaware corporation, at a purchase price of $38.75 per Share, net to the seller in cash, without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:           SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the Expiration Date.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:

(Signature(s))

(Please Print Name(s))

Address
(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.